Exhibit 99.1

NEWS RELEASE
Investor Contact:
Gus Okwu / DRG&E
404-532-0086
gokwu@drg-e.com

Company Contact:
Ornella Napolitano, VP and Treasurer
FiberTower Corporation
415-659-3580
onapolitano@fibertower.com

FIBERTOWER REPORTS 2009 FIRST QUARTER RESULTS

Achieved Positive Gross Profit and Repurchased $71 Million of Debt

San Francisco, CA, May 7, 2009 — FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, today reported results for the quarter ended March 31, 2009.

Highlights for the first quarter of 2009 included the following:

•                  Revenue grew 3% to $14.7 million from $14.3 million in the fourth quarter of 2008.  Revenue grew 52% year-over-year.

•                  Average monthly revenue per site grew 2% to $1,767 from $1,732 in the fourth quarter of 2008.  Average monthly revenue per site grew 23% year-over-year.

•                  Gross profit (Service revenues less Cost of service revenues — excluding impairment charges) was $0.7 million, resulting in the first quarter in which gross profit was positive in the history of the Company.

•                  Adjusted EBITDA was a loss of $4.9 million in the first quarter of 2009 and remained unchanged from the $4.9 million adjusted EBITDA loss reported in the fourth quarter of 2008.

•                  Repurchased approximately $71.3 million of par value debt resulting in a gain of $53.7 million on the early extinguishment of debt.

•                  Cash and Cash Equivalents balance of $125.2 million at March 31, 2009.

“We are pleased to report the first positive gross profit quarter in the history of the Company.  This financial milestone along with continued revenue growth and the repurchase of debt made for a solid start to 2009,” stated Kurt Van Wagenen, President and Chief Executive Officer of FiberTower. “In addition, we executed our ninth wireless carrier master service agreement, signed our second master service agreement under the government’s General Services Administration Networx program, and completed our first wholesale letter of intent.  We remain focused on pursuing opportunities that leverage our operating platform and drive profitable revenue growth.”

2009 First Quarter Consolidated Results

Service revenues for the three months ended March 31, 2009 increased by $0.4 million, or 3%, to $14.7 million compared to $14.3 million for the fourth quarter of 2008.  Continuing organic growth from existing sites and the addition of 171 new billing locations drove the increase in service revenues during the first quarter of 2009.

The Company reported a gross profit of $0.7 million for the first quarter as compared to a gross loss of $0.9 million in the fourth quarter of 2008, an improvement of $1.6 million. Gross profit or loss is calculated as service revenues less all cost of service revenues  excluding impairment charges.

Operating expenses in the first quarter of 2009 decreased by $1.7 million as compared to  the fourth quarter of 2008 after excluding an impairment charge of $54.5 million to FCC licenses.  Net income was $26.7 million for the first quarter of 2009, compared to a net loss of $62.7 million in the fourth quarter of 2008, and reflected the recognition of a gain of $53.7 million on the early extinguishment of debt, and a $1.5 million income tax benefit resulting from an adjustment to the Company’s deferred taxes.  The net loss reported in the fourth quarter of 2008 reflected the impairment charge to FCC licenses of $54.5 million, a corresponding recognition of an income tax benefit of $20.2 million and an impairment charge to property and equipment and restructuring charges totaling $2.2 million.  The net income per share for the first quarter ended March 31, 2009 was $0.18 compared to a net loss per share of $0.43 for the fourth quarter of 2008.

On an adjusted EBITDA basis, the loss in the first quarter of 2009 remained unchanged from the $4.9 million reported in the fourth quarter of 2008.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation and other income (expense).  The reconciliation of adjusted EBITDA, which is a non-GAAP financial measure, to net income (loss) is provided at the end of this news release.

Liquidity and Capital Resources

During the first quarter of 2009, the Company’s consolidated cash consumption was $29.1 million versus $9.2 million in the fourth quarter of 2008.  Excluding the impact of repurchasing debt in the quarter, the Company’s consolidated cash consumption improved by $3.4 million to $5.8 million.

The Company repurchased $71.3 million of par value debt at an average price of approximately $30 per $100 of par value.  FiberTower spent $23.3 million, including accrued interest payments, on repurchasing debt in the first quarter.  The Company’s outstanding debt, including accretion, at March 31, 2009 was $358.7 million.

Capital expenditures for the first quarter ended March 31, 2009 totaled $2.3 million compared to $2.8 million for the fourth quarter ended December 31, 2008.  The majority of the capital investments made by FiberTower in the first quarter were used towards adding incremental customers at existing sites as well as supporting future site builds.

Consolidated cash and cash equivalents at March 31, 2009 were $125.2 million, compared to $154.4 million at December 31, 2008.

“We believe that our ongoing focus on high margin incremental revenue growth and expense management has enabled us to demonstrate sustainable and growing profitability at our sites,” said Thomas Scott, Chief Financial Officer of FiberTower.  “We plan on continuing to pursue growth opportunities and cost savings that will enable us to scale on our largely fixed cost structure.”

Conference Call Details

FiberTower has scheduled a conference call for Friday, May 8, 2009 at 11:30 a.m. Eastern Time to discuss 2009 first quarter results.  Please dial 480-629-9726 or 877-941-2927 and ask for the FiberTower call (ID #4067938) at least 10 minutes prior to the start time.  A telephonic replay of the call will be available through 11:59 p.m. Eastern Time on May 15th and may be accessed by dialing 303-590-3030 using the passcode ID #4067938.  An audio archive will also be available on FiberTower’s website at http://www.fibertower.com shortly after the call and will be accessible for approximately ninety days.

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class microwave and fiber networks in 13 major markets, master service agreements with nine U.S. wireless carriers, and partnerships with the largest tower operators in the U.S., FiberTower is considered to be the leading alternative carrier for wireless backhaul.  FiberTower also provides backhaul and access service to government and enterprise markets.  For more information, please visit our website at www.fibertower.com.

Forward-Looking Statements

This report includes “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, or SEC, in its rules, regulations and releases.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include statements regarding, among other things, our financial and business prospects, the deployment of our services, capital requirements, financing prospects, planned capital expenditures, expected cost per site, anticipated customer growth, expansion plans, expected cost savings associated with our reduction in workforce in 2008 and anticipated cash balances.  There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, among other things, anticipated negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Key Operating Metrics	1Q08	2Q08	3Q08	4Q08	1Q09

Billing Sites:
Billing Sites Added	199	237	146	33	27
Ending Billing Sites	2,347	2,584	2,730	2,763	2,790
Billing Sites / Sites Deployed	81%	86%	88%	89%	89%
Average Monthly Revenue/Site	$1,440	$1,605	$1,679	$1,732	$1,767

Billing Customer Locations:
Billing Customer Locations Added	649	779	553	264	171
Ending Billing Customer Locations	4,500	5,279	5,832	6,096	6,267
Collocation rate	1.92	2.04	2.14	2.21	2.25

Sites Deployed:
FiberTower Sites Constructed	98	98	87	24	1
Ending Sites Deployed	2,911	3,009	3,096	3,120	3,121

Backlog:
Customer Location Backlog*		2,300		1,463

Billing Sites are installed sites from which we provide revenue-producing service(s) to customer(s).

Average Monthly Revenue/Site is the average monthly revenue per billing site.

Billing Customer Locations are carrier locations at which we currently provide revenue-producing service(s).  FiberTower sites could have multiple customer locations.

Collocation Rate is the number of customer locations per billing site.

Sites Deployed represents installed sites that are ready for the provision of services.  FiberTower sites can be located on cell towers, rooftops, or other points of bandwidth aggregation.

Customer Location Backlog is the number of sold customer locations not yet billing. (*Note that FiberTower reports backlog on a semi-annual basis.)

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Service revenues	$14,719	$9,706
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	14,038	16,322
Cost of service revenues - impairment of long-lived assets and other charges	103	4,816
Sales and marketing	993	1,925
General and administrative	6,143	6,272
Depreciation and amortization	7,023	5,120
Impairment of goodwill	—	86,093
Total operating expenses	28,300	120,548
Loss from operations	(13,581)	(110,842)
Other income (expense):
Interest income	154	2,341
Interest expense	(15,115)	(11,472)
Gain on early extinguishment of debt, net	53,671	—
Miscellaneous income (expense), net	115	(27)
Total other income (expense), net	38,825	(9,158)
Income (loss) before income taxes	25,244	(120,000)
Income tax benefit	1,468	—
Net income (loss) before income taxes	$26,712	$(120,000)

Basic and diluted net income (loss) per share	$0.18	$(0.83)

Weighted average number of shares used in per share amounts:
Basic and diluted	146,745	144,044

FIBERTOWER CORPORATION

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except par value)

	March 31, 2009	December 31, 2008
Assets:
Current assets:
Cash and cash equivalents	$125,249	$154,357
Restricted cash, current portion	490	343
Accounts receivable, net of allowances of $115 and $37 at March 31, 2009 and December 31, 2008, respectively	5,862	6,652
Prepaid expenses and other current assets	2,001	2,502
Total current assets	133,602	163,854
Restricted cash, net of current portion	134	134
Property and equipment, net	231,876	236,585
FCC licenses	287,495	287,495
Debt issuance costs, net	7,636	9,599
Intangible and other long-term assets, net	3,707	3,802
Total assets	$664,450	$701,469

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$2,376	$3,826
Accrued compensation and related benefits	2,215	2,052
Accrued interest payable	13,761	4,628
Other accrued liabilities	1,649	1,984
Current portion of accrued restructuring costs	1,229	1,342
Total current liabilities	21,230	13,832
Other liabilities	1,748	1,419
Deferred rent	6,519	6,175
Asset retirement obligations	4,170	4,048
Long-term accrued restructuring costs, net of current portion	2,236	2,436
Convertible senior secured notes	358,654	430,317
Deferred tax liability	71,904	73,372
Total liabilities	466,461	531,599
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 400,000 shares authorized, 151,598 and 150,520 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	152	151
Additional paid-in capital	795,501	794,095
Accumulated deficit	(597,664)	(624,376)
Total stockholders’ equity	197,989	169,870
Total liabilities and stockholders’ equity	$664,450	$701,469

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2009	2008
Operating activities
Net income (loss)	$26,712	$(120,000)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	7,023	5,120
Gain on early extinguishment of debt, net	(53,671)	—
Accretion of convertible notes	5,035	3,593
Accretion of investments in debt securities	—	(394)
Accretion of asset retirement obligations	121	101
Accretion of accrued restructuring costs	104	—
Amortization of debt issuance costs	328	557
Stock-based compensation	1,401	2,225
Loss on disposal of equipment	—	75
Impairment of long-lived assets and other charges	103	4,816
Impairment of goodwill	—	86,093
Income tax benefit	(1,468)	—
Net changes in operating assets and liabilities:
Accounts receivable, net	790	(210)
Prepaid expenses and other current assets	501	(184)
Other long-term assets	21	(391)
Accounts payable	(1,450)	(3,848)
Accrued compensation and related benefits	163	324
Accrued interest payable	9,133	9,056
Other accrued liabilities and deferred rent	(52)	(386)
Net cash (used) in operating activities	(5,206)	(13,453)
Investing activities
Restricted cash	(147)	—
Purchase of property and equipment	(2,336)	(16,669)
Cash (used) in investing activities	(2,483)	(16,669)
Financing activities
Cash paid for par value on convertible notes repurchased	(21,419)	—
Proceeds from exercise of stock options	—	40
Cash (used) provided by financing activities	(21,419)	40
Net decrease in cash and cash equivalents	(29,108)	(30,082)
Cash and cash equivalents at beginning of period	154,357	223,330

Cash and cash equivalents at end of period	$125,249	$193,248
Supplemental Disclosures
Cash paid for accrued interest on convertible notes repurchased	$1,859	$—

Reconciliation of Non-GAAP Financial Measures:

This news release includes the use of adjusted EBITDA, which is a non-GAAP financial measure management uses to monitor the financial performance of the Company’s operations.  This measurement, together with GAAP measures such as revenue and income (loss) from operations, assists management in its decision-making processes relating to the operation of the Company’s business.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation and other income (expense).  Adjusted EBITDA is not a substitute for operating income, net income (loss), or cash flow used in operating activities as determined in accordance with GAAP, as a measure of performance or liquidity.  In addition, the Company’s presentation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  This non-GAAP financial measure should be viewed in addition to, and not as an alternative for, the Company’s reported financial results as determined in accordance with GAAP.  The following table shows the calculation of the Company’s total adjusted EBITDA reconciled to net income (loss).

	Three months ended
	3/31/09	12/31/08	3/31/08

Net income (loss)	$26,712	$(62,690)	$(120,000)
Depreciation and amortization	7,023	6,989	5,120
Stock-based compensation	1,401	1,548	2,225
Impairment of long-lived assets and other charges	103	2,121	4,816
Restructuring charges	104	125	—
Impairment of FCC licenses	—	54,505	—
Impairment of goodwill	—	—	86,093
Interest income	(154)	(559)	(2,341)
Interest expense	15,115	13,436	11,472
Gain on early extinguishment of debt, net	(53,671)	—	—
Miscellaneous (income) expense, net	(115)	(216)	27
Income tax benefit	(1,468)	(20,189)	—

Adjusted EBITDA	$(4,950)	$(4,930)	$(12,588)